As filed with the Securities and Exchange Commission on July 29, 2025

Registration No. 333- ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________

ATHENA BITCOIN GLOBAL
(Exact name of registrant as specified in its charter)

Nevada	87-0493596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 SE 3rd Avenue Suite 2740 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

___________

Athena Bitcoin Global 2025 Equity Incentive Plan

Athena Bitcoin Global 2021 Equity Compensation Plan

(Full title of the plans)

Matias Goldenhörn

Chief Executive Officer

Athena Bitcoin Global
1 SE 3rd Avenue Suite 2740

Miami, Florida 33131

(Name and address of agent for service)

(312) 690-4466

(Telephone number, including area code, of agent for service)

Copy to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Athena Bitcoin Global (“we”, “us”, “our”, the “Company” or “Registrant”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register (a) 409,500,955 shares of common stock, $0.001 par value per share (“Common Stock”) reserved for future awards under the Athena Bitcoin Global 2025 Equity Incentive Plan (the “2025 Plan”); and (b) 98,000,000 shares of Common Stock reserved for future awards under the Athena Bitcoin Global 2021 Equity Compensation Plan (the “2021 Plan”, and together with the 2025 Plan, the “Plans”).

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1. Plan Information.

The Company will provide each recipient (the “Recipients”) of an award under the Plans with documents that contain information related to the Plans, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Mr. Matias Goldenhörn,

Chief Executive Officer

Athena Bitcoin Global
1 SE 3rd Avenue Suite 2740

Miami, Florida 33131

(312) 690-4466

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) by the Company are incorporated by reference into this registration statement on Form S-8 (the “Registration Statement”) and are made a part hereof:

(a)	Amendment No. 8 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 5, 2025 (File No. 333-262629), which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	The Company’s Prospectus filed with the SEC on July 7, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-288284);

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on June 2, 2025 (File No. 333-262629);

(d)	The Company’s Current Report on Form 8-K filed with the SEC on July 10, 2025 (File No. 333-262629); and

(e)	The description of the Company’s Common Stock contained in Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 30, 2025 (File No. 333-288284), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

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Item 6. Indemnification of Directors and Officers

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article Ten of our Second Amended and Restated Articles of Incorporation, Article VI of our Amended and Restated Bylaws and the Nevada Revised Statutes, contain indemnification provisions.

Our Second Amended and Restated Articles of Incorporation provide that we will indemnify, in accordance with our Bylaws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person.

The Company’s Bylaws, as amended and restated (“Bylaws”) provide for the indemnification of directors, officers, employees, and agents to the fullest extent permitted under applicable law. Under these provisions, the Company may indemnify any such person who is or was involved in legal proceedings, whether civil, criminal, administrative, or investigative (other than actions brought by or in the right of the Company), if the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. In criminal matters, indemnification is conditioned on the individual having had no reasonable cause to believe their conduct was unlawful. A resolution of the proceeding: by judgment, settlement, or otherwise, does not by itself disqualify an individual from indemnification.

The Company may pay expenses reasonably incurred in connection with the defense or settlement of an action by or in the right of the Company, provided such indemnification is not available where the person has been adjudged liable to the Company, unless a court determines that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnification.

The Bylaws further provide that individuals who successfully defend any proceeding on the merits or otherwise are entitled to mandatory indemnification for reasonable expenses incurred. All other indemnification must be authorized in each specific case upon a determination by the stockholders, a majority of disinterested directors, or independent legal counsel that the applicable standards have been met.

The Bylaws also permit the advancement of expenses to directors and officers prior to the final disposition of a proceeding, subject to an undertaking to repay such amounts if it is later determined that the individual is not entitled to indemnification. These rights are not exclusive and may be supplemented by other agreements or provisions under law, except where a final adjudication establishes that the individual engaged in intentional misconduct, fraud, or knowingly violated the law in a manner material to the matter.

Indemnification rights under the Bylaws continue for individuals who have ceased to serve the Company and extend to their heirs and legal representatives. The Company is also authorized to maintain insurance covering such liabilities, regardless of whether indemnification would be available under the Bylaws.

All members of our Board of Directors are additionally subject to the protections offered by an Indemnification Agreement by and between the Company and each of the directors. We carry director and officer liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, Florida on the 29th day of July 2025.

ATHENA BITCOIN GLOBAL

/s/ Matias Goldenhörn
By:	Matias Goldenhörn, Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Matias Goldenhörn and Mr. Omar Jimenez, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Matias Goldenhörn	Chief Executive Officer and Director	July 29, 2025
Matias Goldenhörn	(Principal Executive Officer)

/s/ Omar Jimenez	Chief Financial Officer and Director	July 29, 2025
Omar Jimenez	(Principal Financial and Accounting Officer)

/s/ Carlos Carreno	Chief Operating Officer and Director	July 29, 2025
Carlos Carreno

/s/ Huaxing “Jason” Lu	Director	July 29, 2025
Huaxing “Jason” Lu

/s/ Renata Szkoda	Director	July 29, 2025
Renata Szkoda

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Articles of Incorporation for GamePlan Inc., a Nevada corporation, as filed on December 26, 1991	Form 10	000-27435	3.1	9/23/1999
4.2	Articles of Amendment to the Articles of Incorporation filed on December 30, 1993	Form 10	000-27435	3.3(i)(i)	9/23/1999
4.3	Amendment to the Articles of Incorporation of GamePlan, Inc. filed on January 22, 2020	DRS	377-04790	3.3	5/5/2021
4.4	Amended and Restated Articles of Incorporation of GamePlan, Inc. filed on May 13, 2020	DRS	377-04790	3.4	5/5/2021
4.5	Amendment to the Articles of Incorporation of GamePlan, Inc. filed on April 6, 2021	DRS	377-04790	3.4	5/5/2021
4.6	Second Amended and Restated Articles of Incorporation filed on January 11, 2023	S-1/A	333-262629	3.6	11/13/2023
4.7	Amended and Restated Bylaws adopted as of November 4, 2022	S-1/A	333-262629	3.11	11/13/2023
4.8	Athena Bitcoin Global 2025 Equity Incentive Plan***	8-K	333-262629	10.1	7/10/2025
4.9	Athena Bitcoin Global 2021 Equity Compensation Plan***	S-1/A	333-262629	10.35	2/10/2022
5.1*	Opinion of The Loev Law Firm, PC	X
23.1*	Consent of FGMK, LLC, registered public accounting firm	X
23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)	X
24.1*	Power of Attorney (included on the signature page of this registration statement)	X
107*	Filing Fee Table	X

*	Filed herewith.

***	Indicates management contract or compensatory plan or arrangement.

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